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                                                                    Exhibit 9(b)


                              December 28, 1998


AUSA Life Insurance Company, Inc.
4333 Edgewood Road, N.E.
Cedar Rapids, Iowa 52499

Ladies and Gentlemen:

    We hereby consent to the reference to our name under the caption "Legal Matters" in the Prospectus contained in Post-Effective Amendment No. 1 to the Registration Statement on Form N-4 under the Securities Act of 1933, as amended (the "1933 Act"), and Amendment No. 15 to the Registration Statement on Form N-4 under the Investment Company Act of 1940, as amended (the "1940 Act"), File Nos. 811-6298; 333-65151 (the "Registration Statement"), filed on or around December 28, 1998 by AUSA Life Insurance Company, Inc. and AUSA Life Insurance Company, Inc. Separate Account B (funding the Vanguard Variable Annuity Plan--group contract) with the Securities and Exchange Commission under the 1933 Act and the 1940 Act.


                                        Very truly yours,

                                        /s/ Jorden Burt Boros Cicchetti
                                             Berenson & Johnson LLP

                                        JORDEN BURT BOROS CICCHETTI
                                          BERENSON & JOHNSON LLP